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      EXHIBIT 23.2    CONSENT OF KPMG PEAT MARWICK LLP




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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
Reliance Bancorp, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Reliance Bancorp, Inc. (registering common stock to be issued under Reliance Bancorp, Inc. 1996 Stock Option Plan) of our report dated July 18, 1996, relating to the consolidated statement of condition of Reliance Bancorp, Inc. and subsidiaries as of June 30, 1996, and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, which report is incorporated by reference in the June 30, 1996 Annual Report on Form 10-K of Reliance Bancorp, Inc. Our report included an explanatory paragraph that described the adoption of new accounting principles as discussed in the notes to those consolidated financial statements.

                                              /s/ KPMG Peat Marwick LLP
                                              -------------------------
                                                  KPMG Peat Marwick LLP

Jericho, New York
January 22, 1997